Exhibit 10.14

M E M O R A N D U M

To:Tiffany Entsminger

From:George A. Mangiaracina

Date:October 7, 2020

Re:2020 Annual Salary and Bonus Target Summary

Base Salary:$400,000

Target Cash Bonus:$150,000

Target RSU Bonus

Award:Equivalent of $50,000 vesting over 3 years

Example: $50,000 / $1.50 share price = 33,333 RSUs

Target Option Bonus

Award:	For every 1 RSU share awarded, 0.5 options will also be awarded with standard exercise price calculation

Example: $50,000 / $1.50 share price = 33,333 RSUs

33,333 RSUs / 2 = 16,666 options awarded vesting over 3 years

Severance Terms:

Change of Control: 12 months base salary and 12 months COBRA coverage. Change of Control generally means an acquiring entity purchases more than 50% of the Common Stock of IMH and your position is eliminated within 12 months thereafter.

Termination without Cause: 6-12 months base salary at the discretion of the company and matching period for COBRA coverage. Cause generally means a material reason to terminate your employment, such as a material violation of company policies and procedures.

Nothing contained herein modifies the at-will status of your employment with the company.

/s/ Tiffany Entsminger	Date: October 7, 2020